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                                                                Exhibit (j)(1)

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in and on the cover page of the Statement of Additional Information in Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A No. 33-33617), and to the incorporation therein of our report dated May 11, 2001 with respect to the financial statements included in the Annual Report of Galaxy Fund II (comprising respectively, Large Company Index Fund, Small Company Index Fund, Utility Index Fund, U.S. Treasury Index Fund, and Municipal Bond Fund).

                                                  /s/ ERNST & YOUNG LLP
                                                  ----------------------
                                                  ERNST & YOUNG LLP

Boston, Massachusetts
July 26, 2001